Exhibit 23.2
CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our summary report dated January 16, 2024 on the audit of estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy, Inc. (the “Company”), as of December 31, 2023. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein and information from our prior reserve reports referenced in this Annual Report on Form 10-K of the Company (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of the Company on Form S-3 ASR (File No. 333-275471) and Form S-8, as amended by Post-Effective Amendment No. 1 on Form S-8 POS (File No. 333-196971).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 22, 2024